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                                                                      Exhibit 23


INDEPENDENT AUDITORS' CONSENT


BOARD OF DIRECTORS
FIRST NATIONAL CORPORATION

We consent to the incorporation by reference of our report, dated February 10, 1999 (except for Note 23, as to which the date is March 4, 1999), included in First National Corporation's current report on Form 8-K dated August 12, 1999, into the Registration Statement on Form S-8 (File No. 333-26029) filed by First National Corporation with respect to the First National Corporation Employee Savings Plan, the Registration Statement on Form S-8 (File No. 333-26031) filed by First National Corporation with respect the First National Corporation Incentive Stock Option Plan of 1996, and the Registration Statement on Form S-8 (File No. 333-26033) filed by First National Corporation with respect to the First National Corporation Incentive Stock Option Plan of 1992.



                                        /s/ J. W. Hunt and Company, LLP
                                        ----------------------------------------
                                        J. W. Hunt and Company, LLP


Columbia, South Carolina
August 12, 1999